[GRAPHIC  OMITED]






            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
            ---------------------------------------------------------


We hereby consent to the filing of the Annual Report on Form 10-K, for the year ended December 31, 2003, for U.S. Energy Corp. in accordance with the requirements of the Securities Exchange Act of 1934, with the inclusion in such Annual Report of our Rocky Mountain Gas, Inc. reserve report incorporated therein, and references to our name in the form and context in which they appear.


                                     NETHERLAND,  SEWELL  &  ASSOCIATES,  INC.


                                     By:       /s/  Frederic  D.  Sewell
                                        ----------------------------------------
                                        Frederic  D.  Sewell
                                        Chairman  and  Chief  Executive  Officer


Dallas,  Texas
March  26,  2004